UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): 7/27/2007
CLEAR CHANNEL COMMUNICATIONS, INC
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-09645

TX (State or Other Jurisdiction of Incorporation or Organization)	74-1787539 (I.R.S. Employer Identification No.)
200 E. Basse
San Antonio, TX 78209
(Address of Principal Executive Offices, Including Zip Code)
210-822-2828
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On July 27, 2007 Clear Channel Communications, Inc. issued a press release announcing its earnings for the quarter ended June 30, 2007.
     The information contained in Exhibit 99.1 is incorporated herein by reference. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 8.01 OTHER EVENTS.
     On July 27, 2007, Clear Channel Communications, Inc. filed a press release reporting its results for the second quarter ended June 30, 2007, a copy of which is furnished as Exhibit 99.1.
Important Additional Information Regarding the Merger and Where to Find It:
     In connection with the proposed merger, BT Triple Crown Capital Holdings III, Inc. and Clear Channel Communications, Inc. (“Clear Channel”) have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended, that contains a proxy statement/prospectus and other documents regarding the proposed transaction. Before making any voting or investment decisions, security holders of Clear Channel are urged to read the proxy statement/prospectus and all other documents regarding the merger, carefully in their entirety, because they contain important information about the proposed transaction. Shareholders of Clear Channel may obtain free copies of the proxy statement/prospectus and other documents filed with, or furnished to, the SEC at the SEC’s website at http://www.sec.gov. In addition, a shareholder who wishes to receive a copy of these materials, without charge, should submit this request to Clear Channel’s proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York, 10022 or by calling Innisfree toll-free at (877) 456-3427. The final proxy statement/prospectus will be mailed to the shareholders of Clear Channel.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
99.1 Press Release of Clear Channel Communications, Inc. issued July 27, 2007.
Signature(s)
     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.
Date: July 27, 2007	By:	/S/ HERBERT W. HILL, JR.
Herbert W. Hill, Jr.
Sr. Vice President/Chief Accounting Officer

INDEX TO EXHIBITS
99.1 Press Release of Clear Channel Communications, Inc. issued July 27, 2007.